1NYSE :VYX March 4, 2024 Q4 & FY 2023 Earnings Report Supplementary Materials

2NYSE :VYX Notes to Investors FORWARD-LOOKING STATEMENTS. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements can generally be identified as forward-looking because they include words such as “expect,” “target,” “anticipate,” “outlook,” “guidance,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” or words of similar meaning. NCR Voyix Corporation (“NCR Voyix” or the “Company”) intends for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company’s plans, targets, goals, intentions, strategies, prospects, or financial outlook, including modeling considerations, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the Company’s actual results to differ materially include, among others, the following: challenges with transforming and growing the Company’s business, including the Company’s ability to attract new customers, increase use of the Company’s platform by existing customers and cross-sell additional products and solutions; the Company's ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and solutions on a timely, cost-effective basis; the difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using artificial intelligence; the timing and implementation of the Company’s cost reduction initiatives; the Company's ability to successfully complete and integrate acquisitions or other strategic transactions and to realize the anticipated benefits associated with the same; the failure to achieve some or all of the expected strategic benefits or opportunities expected from the spin-off of NCR Atleos Corporation (“NCR Atleos”); any unforeseen tax liabilities or impacts resulting from the spin-off of NCR Atleos; the impact of cybersecurity incidents on the Company’s business, including the April 2023 ransomware incident, and efforts to prevent or mitigate such incidents and any related impacts on the Company’s operations; efforts to comply with applicable data protection and data privacy laws; domestic and global economic and credit conditions; downturn or consolidation in the financial services industry; risks and uncertainties associated with the Company’s payments-related business; disruptions in the Company’s data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of the Company’s third-party suppliers; a major natural disaster or catastrophic event; geopolitical and macroeconomic challenges or events or acts of terrorism; environmental exposures from the Company’s historical manufacturing activities; risks associated with the Company’s indebtedness; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures and its ability to remediate material weaknesses in its internal control over financial reporting; and other factors identified in “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this presentation.

3NYSE :VYX Notes to Investors SPIN-OFF INFORMATION. On October 16, 2023, NCR Voyix completed the spin-off of NCR Atleos Corporation (“NCR Atleos”) as an independent, publicly traded company. The historical financial results of NCR Atleos are reflected as discontinued operations in NCR Voyix’s consolidated financial statements for periods prior to the completion of the spin-off. Accordingly, the financial information included in this presentation and the associated remarks has been recast to reflect the treatment of NCR Atleos as discontinued operations. However, certain costs historically allocated to NCR Atleos do not meet the definition of expenses related to discontinued operations for purposes of GAAP requirements regarding the reporting of discontinued operations. These costs have been included in NCR Voyix’s results from continuing operations, even though NCR Voyix is not expected to incur any additional such costs following completion of the spin-off, and primarily include costs of services and selling, general and administrative expenses. As a result, NCR Voyix’s GAAP and non-GAAP combined segment and consolidated results in this presentation and the associated remarks may not be comparable with estimates previously reported. To address this, NCR Voyix has provided Adjusted EBITDA, which adjusts for these costs. In addition, NCR Voyix was not able to cease all NCR Atleos-related operations in all foreign countries simultaneously with the spin-off. As a result, some of these transfers occurred during the fourth quarter of fiscal 2023 and the first quarter of fiscal 2024, with more expected to occur in the future. Each of these transfers from continuing operations will impact NCR Voyix’s segment and consolidated results as we retrospectively recast historical financial information for additional operations that become categorized as discontinued operations. As a result, NCR Voyix’s GAAP and non-GAAP combined segment and consolidated results in this presentation and the associated remarks and in future public disclosures may not be comparable with estimates previously reported. As a result of discontinued operations treatment and post-2023 transfers and planned transfers of NCR Atleos-related operations in foreign countries, NCR Voyix’s GAAP and non-GAAP combined segment results, segment results and consolidated results in this release may not be comparable with estimates previously reported. To provide enhanced comparability of combined segment results and consolidated results between periods, NCR Voyix has provided Adjusted EBITDA, which adjusts for these items. NON-GAAP MEASURES. While the Company reports its results in accordance with generally accepted accounting principles in the United States, or GAAP, comments made in this presentation include or make reference to certain “non-GAAP” measures, including selected measures such as revenue, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS. These measures are included to provide additional useful information regarding the Company’s financial results and are not a substitute for their comparable GAAP measures. NCR Voyix’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. Explanations of these non-GAAP measures, as well as a statement of usefulness and purpose of each such measure are included in the appendix of this presentation.

4NYSE :VYX METRIC FY 2024E Total Revenue $3,600M – $3,700M Software & Services Revenue $2,700M – $2,750M Hardware Revenue $900M – $950M Adjusted EBITDA $632M – $657M Adjusted EBITDA Margin 17.5% – 17.7% Adjusted EPS $0.84 – $0.94 Free Cash Flow $155M – $185M Non-GAAP Tax Rate 27% – 29% FY 2024 Guidance

5NYSE :VYX FY 2024E Guidance Detail 1. Represents the quarterly and full year 2023 impact of the non-core payments and Austria-based hardware divestitures completed in 4Q23. 2. Represents lower than expected amounts from commercial agreements with NCR Atleos. 3. Represents revised guidance for Hardware & Hardware-related revenue and EBITDA for the year. 4. Other revenue includes the negative impact of business performance related items across all three segments. Other Adj EBITDA includes the Other revenue impact, offset by additional cost takeout opportunities identified in the annualized $100M cost savings plan. $ in millions Revenue Adjusted EBITDA Initial FY 2024 Outlook (Investor Day-- Midpoint) $3,923 $680 Full year impact of divestitures1 (55) (25) Atleos commercial agreements2 (30) (2) Hardware & Hardware-related3 (145) (25) Other4 (43) +17 Total Post Spin Adjustments (273) (35) FY 2024 Midpoint $3,650 $645 FY 2024 Outlook (4Q 2023 Call) $3,600 – $3,700 $632 – $657

FY 2023 Revenue

$ in millions	Q1	Y-o-Y Growth (%)	Q2	Y-o-Y Growth (%)	Q3	Y-o-Y Growth (%)	Q4	Y-o-Y Growth (%)	FY	Y-o-Y Growth (%)
Retail (Normalized)[1]	$528	2%	$553	2%	$552	0%	$544	-2%	$2,177	0%
SW & Services Revenue	$327	2%	$358	9%	$356	6%	$347	0%	$1,388	4%
Hardware Revenue	$201	1%	$195	-8%	$196	-10%	$197	-6%	$789	-6%
Restaurants (Normalized)[1]	$208	7%	$220	1%	$227	6%	$221	3%	$876	4%
SW & Services Revenue	$152	12%	$155	9%	$163	14%	$158	7%	$628	11%
Hardware Revenue	$56	-3%	$65	-13%	$64	-10%	$63	-7%	$248	-9%
Digital Banking	$137	0%	$141	8%	$150	8%	$151	8%	$579	6%
Other (Normalized)[1,2]	$16	-38%	$14	-22%	$15	-12%	$25	56%	$70	-9%
SW & Services Revenue[4]	$13	-41%	$11	-39%	$9	-36%	$22	47%	$55	-20%
Hardware Revenue	$3		$3		$6		$3		$15	
Normalized Revenue[1]	$889	1%	$928	2%	$944	2%	$941	2%	$3,702	2%
SW & Services Revenue	$629	2%	$665	7%	$678	7%	$678	4%	$2,650	5%
Hardware Revenue	$260	0%	$263	-9%	$266	-9%	$263	-5%	$1,052	-6%
Reconciliation back to reported										
Divestitures[3]	$15		$14		$12		$3		$44	
NCR Atleos delayed country transfers[4]	$18		$25		$22		$19		$84	
Total Revenue (as reported)	$922	1%	$967	2%	$978	2%	$963	0%	$3,830	1%

1 Retail growth rates are normalized for the impact of a non-core payroll divestiture in 2022. Restaurants 2023 $ amounts and growth rates are normalized for the impact of the Austria-based hardware divestiture in 4Q23. See slide 8 for FY 2022 comparison. For a description of non-GAAP measures, see Appendix.
2 Other represents revenue from certain non-strategic businesses that are considered immaterial operating segment(s) and commercial agreements with NCR Atleos.
3 Represents the quarterly and full year 2023 impact of the non-core payments and Austria-based hardware divestitures completed in 4Q23.
4 Represents delayed country exits which are expected to be included in discounted operations in the future, upon transfer completion.

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FY 2023 Adjusted EBITDA

$ in millions	Q1	Y-o-Y Growth (%)	Q2	Y-o-Y Growth (%)	Q3	Y-o-Y Growth (%)	Q4	Y-o-Y Growth (%)	FY	Y-o-Y Growth (%)
Retail (Normalized)[1]	$83	*38%*	$115	*16%*	$123	*8%*	$90	*-13%*	$411	*9%*
Margin %	15.7%		20.8%		22.3%		16.5%		18.9%	
Restaurants (Normalized)[1]	$44	*22%*	$51	*38%*	$52	*21%*	$50	*25%*	$197	*26%*
Margin %	21.2%		23.2%		22.9%		22.6%		22.5%	
Digital Banking	$49	*-14%*	$54	*-7%*	$60	*-3%*	$56	*0%*	$219	*-6%*
Margin %	35.8%		38.3%		40.0%		37.1%		37.8%	
Other (Normalized)[1]										
Corporate and Other[2]	(66)	*20%*	(60)	*11%*	(73)	*-13%*	(67)	*31%*	(266)	*9%*
Est. costs historically allocated to Atleos[3]	$15		$23		$31		$2		$71	
Normalized Adjusted EBITDA[1]	**$125**	*2%*	**$183**	*12%*	**$193**	*21%*	**$131**	*-24%*	**$632**	*2%*
Reconciliation back to reported										
Divestitures[4]	*$7*		*$6*		*$5*		*$1*		*$19*	
NCR Atleos delayed country transfers[5]	*$10*		*$13*		*$11*		*$4*		*$38*	
Est. costs historically allocated to Atleos[3]	*(15)*		*(23)*		*(31)*		*(2)*		*(71)*	
Adjusted EBITDA (as reported)	***$127***	*9%*	***$179***	*11%*	***$178***	*17%*	***$134***	*-19%*	***$618***	*4%*

1 Retail growth rates are normalized for the impact of a non-core payroll divestiture in 2022. Restaurants 2023 $ values and growth rates are normalized for the impact of the Austria-based hardware divestiture in 4Q23. See slide 9 for FY 2022 comparison. For a description of non-GAAP measures, see Appendix.
2 Represents income and expenses related to corporate functions that are not specifically attributable to any of our three individual reportable segments along with certain non-strategic businesses that are considered immaterial operating segment(s) and commercial agreements with NCR Atleos.
3 Represents general corporate overhead costs which do not meet the requirements to be presented in discontinued operations (such costs are not reflective of the on-going operations of the Company).
4 Represents the quarterly and full year 2023 impact of the non-core payments and Austria-based hardware divestitures completed in 4Q23.
5 Represents delayed country exits which are expected to be included in discounted operations in the future, upon transfer completion.

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FY 2022 Revenue

$ in millions	Q1	Q2	Q3	Q4	FY
Retail (Normalized)[1]	$519	$541	$553	$556	$2,169
SW & Services Revenue	*$320*	*$328*	*$336*	*$347*	*$1,331*
Hardware Revenue	*$199*	*$213*	*$217*	*$209*	*$838*
Restaurants (Normalized)[1]	$194	$217	$214	$215	$840
SW & Services Revenue	*$136*	*$142*	*$143*	*$147*	*$568*
Hardware Revenue	*$58*	*$75*	*$71*	*$68*	*$272*
Digital Banking	$137	$131	$139	$140	$547
Other (Normalized)[1,2]	$26	$18	$17	$16	$77
SW & Services Revenue	*$22*	*$18*	*$14*	*$15*	*$69*
Hardware Revenue	*$4*	*$0*	*$3*	*$1*	*$8*
Normalized Revenue[1]	$876	$907	$923	$927	$3,633
SW & Services Revenue	*$615*	*$619*	*$632*	*$649*	*$2,515*
Hardware Revenue	*$261*	*$288*	*$291*	*$278*	*$1,118*
Reconciliation back to reported					
Divestitures[3]	*$21*	*$21*	*$18*	*$15*	*$75*
NCR Atleos delayed country transfers[4]	*$20*	*$22*	*$19*	*$24*	*$85*
Total Revenue (as reported)	*$917*	*$950*	*$960*	*$966*	*$3,793*

1 Retail & Restaurants $ values are normalized for the impact of a non-core payroll divestiture in 2022. Restaurants $ amounts are also normalized for the impact of the Austria-based hardware divestiture in 4Q23. For a description of non-GAAP measures, see Appendix.
2 Represents revenue from certain non-strategic businesses that are considered immaterial operating segments.
3 Represents quarterly and full year 2022 impact of non-core payments and HR payroll business, Austria based hardware divestiture.
4 Represents delayed country exits which are expected to be included in discounted operations in the future, upon transfer completion.

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FY 2022 Adjusted EBITDA

$ in millions	Q1	Q2	Q3	Q4	FY
Retail (Normalized)[1]	$60	$99	$114	$104	$377
Margin %	11.6%	18.3%	20.6%	18.7%	17.4%
Restaurants (Normalized)[1]	$36	$37	$43	$40	$156
Margin %	18.6%	17.1%	20.1%	18.6%	18.6%
Digital Banking	$57	$58	$62	$56	$233
Margin %	41.6%	44.3%	44.6%	40.0%	42.6%
Other (Normalized)[1]					
Corporate and Other[2]	(55)	(54)	(84)	(51)	(244)
Est. costs historically allocated to Atleos[3]	$24	$24	$24	$24	$96
Normalized Adjusted EBITDA[1]	**$122**	**$164**	**$159**	**$173**	**$618**
Reconciliation back to reported					
Divestitures[4]	*$10*	*$11*	*$8*	*$7*	*$36*
NCR Atleos delayed country transfers[5]	*$9*	*$10*	*$9*	*$10*	*$38*
Est. costs historically allocated to Atleos[3]	*(24)*	*(24)*	*(24)*	*(24)*	*(96)*
Adjusted EBITDA (as reported)	***$117***	***$161***	***$152***	***$166***	***$596***

1 Retail & Restaurant $ values are normalized for the impact of a non-core payroll divestiture in 2022. Restaurants 2022 $ values rates are normalized for the impact of the Austria-based hardware divestiture in 4Q23. For a description of non-GAAP measures, see Appendix.
2 Represents income and expenses related to corporate functions that are not specifically attributable to any of our three individual reportable segments along with certain non-strategic businesses that are considered immaterial operating segments.
3 Represents general corporate overhead costs which do not meet the requirements to be presented in discontinued operations (such costs are not reflective of the on-going operations of the Company).
4 Represents quarterly and full year 2022 impact of non-core payments and HR payroll business, Austria-based hardware divestiture.
5 Represents delayed country exits which are expected to be included in discounted operations in the future, upon transfer completion.

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10NYSE :VYX $ in millions Total ARR1 Software ARR2 YE 2023 YE 2022 YE 2023 YE 2022 Retail $1,020 $1,007 $412 $384 Growth Rate 1% 7% Restaurants $540 $480 $323 $292 Growth Rate 13% 11% Digital Banking $534 $494 $534 $493 Growth Rate 8% 8% Total Segment ARR3 $2,094 $1,981 $1,269 $1,169 Growth Rate 5% 9% ARR Summary 1 The term “annual recurring revenue” or “ARR” is recurring revenue, excluding software licenses sold as a subscription, for the last three months annualized, plus the rolling four quarters for term-based software license arrangements (including software license subscription) that include customer termination rights. For a description of non-GAAP measures and other key performance indicators, see Appendix. 2 Software ARR includes recurring software license revenue, software maintenance revenue, SaaS revenue, standalone hosted contract revenue, professional services recurring revenue and payments revenue. 3 Segment ARR is ARR related to NCR Voyix’s three main reporting segments (Retail, Restaurants and Digital Banking).

11NYSE :VYX Appendix

12NYSE :VYX Non-GAAP Measures: While NCR Voyix reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this conference call and in these materials will include non-GAAP measures. These measures are included to provide additional useful information regarding NCR Voyix’s financial results and are not a substitute for their comparable GAAP measures. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). NCR Voyix determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations plus interest expense, net; plus income tax expense (benefit); plus pension mark-to-market adjustments; plus depreciation and amortization; plus stock-based compensation expense; and other special items, including amortization of acquisition-related intangibles, separation-related costs, cyber ransomware incident recovery costs (net of insurance recoveries), fraudulent ACH disbursements costs, and transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), among others. Separation-related costs include costs incurred as a result of the spin-off. Professional and other fees to effect the spin-off including separation management, organizational design, and legal fees have been classified within discontinued operations through October 16, 2023, the separation date. The historical financial information and any forecasted financial information included in this presentation were determined based on the Retail, Restaurants, and Digital Banking segment results including an estimate of corporate costs, perimeter adjustments as well as the impact from commercial agreements between NCR Voyix and NCR Atleos. The actual historical results may differ from the periods presented based on the GAAP requirements for reporting discontinued operations. NCR Voyix uses Adjusted EBITDA to evaluate and measure the ongoing performance of its business segments. NCR Voyix also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR Voyix believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions, and other investments, and excludes certain items whose fluctuation from period to period do not necessarily correspond to changes in the operations of our business segments. In addition, we believe Adjusted EBITDA is useful to investors because it and similar measures are commonly used by industry analysts, investors, and lenders to assess the financial performance of companies in our industry. Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue. Normalized Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Normalized Adjusted EBITDA). The Company determines Normalized Adjusted EBITDA for a given period by further adjusting its Adjusted EBITDA for estimated costs historically allocated to NCR Atleos that do not meet the definition of expenses related to discontinued operations for purposes of GAAP requirements regarding the reporting of discontinued operations. Normalized Adjusted EBITDA also removes revenue and costs associated with the transfer or pending transfer of NCR Atleos-related operations in all foreign countries that have not occurred by December 31, 2023 from Adjusted EBITDA. In addition, Normalized Adjusted EBITDA adjusts for all divestitures that occurred in prior periods that are not treated as discontinued operations under GAAP. The Company uses Normalized Adjusted EBITDA to estimate the performance of the continuing business following the spin-off. The Company believes that Normalized Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations following the spin-off and allow for more easy comparisons period over period.

13NYSE :VYX Non-GAAP Measures: Non-GAAP Adjusted Earnings Per Share (EPS). NCR Voyix’s non-GAAP EPS is determined by excluding pension mark-to-market adjustments, stock-based compensation expense, as well as other special items, including amortization of acquisition-related intangibles, separation-related costs, cyber ransomware incident recovery costs (net of insurance recoveries), fraudulent ACH disbursements costs, and transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), among others. Due to the non-operational nature of these items, the Company's management uses this non-GAAP measure to evaluate year-over-year operating performance. The Company believes this measure is useful for investors because it provides a more complete understanding of the Company's underlying operational performance, as well as consistency and comparability with the Company's past reports of financial results. Non-GAAP Reconciliations: The Company’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. Reconciliations of the Non-GAAP measures included in this presentation are included on slides 14-18. With respect to our outlook for Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS, we are not providing a reconciliation to GAAP net income from continuing operations because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income from continuing operations without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions and divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, GAAP net income from continuing operations. USE OF CERTAIN TERMS. As used in these materials: The term “recurring revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights; The term “annual recurring revenue” or “ARR” is recurring revenue, excluding software licenses sold as a subscription, for the last three months times four, plus the rolling four quarters for term-based software license arrangements (including software license subscription) that include customer termination rights; The term “Software & Services Revenue” includes all software, services and payments revenue and excludes hardware revenue.

14NYSE :VYX Reconciliation of GAAP to Non-GAAP Financials FY2023 Normalized Revenue: Normalized for FY2023 to FY2024 comparisons for (i) all divestitures and (ii) delayed transfers to NCR Atleos $ in millions Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Retail (As Reported) $528 $553 $552 $544 $2,177 Restaurants (As Reported) $211 $223 $229 $223 $886 Less: Divestitures1 (3) (3) (2) (2) (10) Restaurants (Normalized) $208 $220 $227 $221 $876 Digital Banking (As Reported) $137 $141 $150 $151 $579 Other2 (As Reported) $46 $50 $47 $45 $188 Less: Divestitures1 (12) (11) (10) (1) (34) Less: NCR Atleos delayed country transfers (18) (25) (22) (19) (84) Other (Normalized) $16 $14 $15 $25 $70 Total Revenue (As Reported) $922 $967 $978 $963 $3,830 Less: Divestitures1 (15) (14) (12) (3) (44) Less: NCR Atleos delayed country transfers (18) (25) (22) (19) (84) Total Revenue (Normalized) $889 $928 $944 $941 $3,702 1 Divestiture amounts shown in table represent the quarterly and full year 2023 impact of the non-core payments and Austria-hardware divestitures. 2 Other includes revenue related to non-core payments divestiture, NCR Atleos delayed country transfers, Q423 commercial agreement revenue, and immaterial operating segments.

Reconciliation of GAAP to Non-GAAP Financials

FY2022 Normalized Revenue: Normalized for FY2022 to FY2023 comparisons for (i) all divestitures and (ii) delayed transfers to NCR Atleos

$ in millions	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022
Retail (As Reported)	**$524**	**$544**	**$556**	**$558**	**$2,182**
Less: Divestitures[1]	(5)	(3)	(3)	(2)	(13)
Retail (Normalized)	**$519**	**$541**	**$553**	**$556**	**$2,169**
Restaurants (As Reported)	**$198**	**$223**	**$218**	**$218**	**$857**
Less: Divestitures[1]	(4)	(6)	(4)	(3)	(17)
Restaurants (Normalized)	**$194**	**$217**	**$214**	**$215**	**$840**
Digital Banking (As Reported)	**$137**	**$131**	**$139**	**$140**	**$547**
Other[2] (As Reported)	**$58**	**$52**	**$47**	**$50**	**$207**
Less: Divestitures[1]	(12)	(12)	(11)	(10)	(45)
Less: NCR Atleos delayed country transfers	(20)	(22)	(19)	(24)	(85)
Other (Normalized)	**$26**	**$18**	**$17**	**$16**	**$77**
Total Revenue (As Reported)	**$917**	**$950**	**$960**	**$966**	**$3,793**
Less: Divestitures[1]	(21)	(21)	(17)	(15)	(74)
Less: NCR Atleos delayed country transfers	(20)	(22)	(19)	(24)	(85)
Total Revenue (Normalized)	**$876**	**$907**	**$923**	**$927**	**$3,633**

1 Divestitures for Retail reflect the impact of a non-core payroll divestiture in 2022. Divestitures for Restaurants reflect the impact of a non-core payroll divestiture in 2022 and the Austria-based hardware divestiture completed in 4Q23.
2 Other includes revenue related to non-core payments divestiture, NCR Atleos delayed country transfers, Q423 commercial agreement revenue, and immaterial operating segments.

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16NYSE :VYX Reconciliation of GAAP to Non-GAAP Financials FY2023 Normalized Revenue: Normalized for FY2023 to FY2024 comparisons for (i) all divestitures and (ii) delayed transfers to NCR Atleos FY2023 Normalized Software & Services Revenue: Normalized for FY2023 to FY2024 comparisons for all divestitures and (ii) delayed transfers to NCR Atleos $ in millions Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Reported Revenue $922 $967 $978 $963 $3,830 Less: Divestitures1 (15) (14) (12) (3) (44) Less: NCR Atleos delayed country transfers (18) (25) (22) (19) (84) Normalized Revenue $889 $928 $944 $941 $3,702 1 Divestiture amounts shown in table represent the quarterly and full year 2023 impact of the non-core payments and Austria-hardware divestitures. $ in millions Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Reported Software & Services Revenue $658 $694 $705 $696 $2,753 Less: Divestitures1 (13) (11) (10) (2) (36) Less: NCR Atleos delayed country transfers (16) (18) (17) (16) (67) Normalized Revenue $629 $665 $678 $678 $2,650

Reconciliation of GAAP to Non-GAAP Financials

Adjusted EBITDA

Normalized Adjusted EBITDA: Normalized for FY2023 to FY2024 comparisons for all divestitures, delayed transfers and estimated costs historically allocated to NCR Atleos

$ in millions	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023
Net Income (Loss) from Continuing Operations Attributable to NCR Voyix (GAAP)	$ (66)	$ (41)	$ (224)	$ (254)	$ (585)
Transformation and restructuring costs	3	3	9	24	39
Fraudulent ACH disbursements	2	3	5	13	23
Acquisition-related amortization of intangibles	17	17	19	17	71
Acquisition-related costs	-	1	-	-	1
Pension mark-to-market adjustments	-	-	-	7	7
Separation costs	2	6	10	81	99
Cyber ransomware incident recovery costs	-	11	12	(6)	17
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	59	61	64	68	252
Interest expense	83	91	83	37	294
Interest income	(3)	(3)	(5)	(2)	(13)
(Gain) loss on disposal of businesses	(3)	(4)	(3)	22	12
Loss on debt extinguishment	-	-	-	46	46
Income tax expense (benefit)	8	8	187	2	205
Stock-based compensation expense	25	25	21	79	150
Adjusted EBITDA (Non-GAAP)	**$ 127**	**$ 179**	**$ 178**	**$ 134**	**$ 618**
Less: Divestitures[1]	(7)	(6)	(5)	(1)	(19)
Less: NCR Atleos delayed country transfers	(10)	(13)	(11)	(4)	(38)
Plus: Estimated costs historically allocated to NCR Atleos	15	23	31	2	71
Normalized Adjusted EBITDA (Non-GAAP)	**$ 125**	**$ 183**	**$ 193**	**$ 131**	**$ 632**

1 Divestiture amounts shown in table represent the quarterly and full year 2023 impact of the non-core payments and Austria-hardware divestitures.

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Reconciliation of GAAP to Non-GAAP Financials

Adjusted EBITDA

Normalized Adjusted EBITDA: Normalized for FY2022 to FY2023 comparisons for all divestitures, delayed transfers and estimated costs historically allocated to NCR Atleos

$ in millions	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022
Net Income (Loss) from Continuing Operations Attributable to NCR Voyix (GAAP)	$ (96)	$ (57)	$ (38)	$ (12)	$ (203)
Transformation and restructuring costs	22	42	10	22	96
Acquisition-related amortization of intangibles	15	20	19	17	71
Acquisition-related costs	—	—	1	1	2
Pension mark-to-market adjustments	—	—	—	(41)	(41)
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	61	58	60	58	237
Interest expense	63	67	74	81	285
Interest income	(1)	(2)	(3)	(7)	(13)
Income tax expense (benefit)	29	7	8	28	72
Stock-based compensation expense	24	26	21	19	90
Adjusted EBITDA (Non-GAAP)	**$ 117**	**$ 161**	**$ 152**	**$ 166**	**$ 596**
Less: Divestitures[1]	(10)	(11)	(8)	(7)	(36)
Less: NCR Atleos delayed country transfers	(9)	(10)	(9)	(10)	(38)
Plus: Estimated costs historically allocated to NCR Atleos	24	24	24	24	96
Normalized Adjusted EBITDA (Non-GAAP)	**$ 122**	**$ 164**	**$ 159**	**$ 173**	**$ 618**

1 Divestiture amounts shown in table represent the quarterly and full year 2022 impact of the non-core payroll, non-core payments and Austria-hardware divestitures.

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